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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   May 29, 2002 (May 24, 2002)

CASTLE HOLDING CORP.
(Exact name of registrant as specified in its chapter)

  Nevada
(State or other jurisdiction
of incorporation)
33-37809 - NY
(Commission
File Number)
77-0121957
(IRS Employer
Identification No.)



45 Church Street, Freeport, New York
(Address of principal executive offices)
11520
(Zip Code)




Registrant's telephone number, including area code  (516) 868-2000






Item 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE
On May 29, 2002, the Registrant received a $150,000 disaster relief economic injury loan from the U.S. Small Business Administration. The loan bears interest at the rate of 4% per annum and is due in monthly installments of $1,592.00 from March 7, 2004 to February 7, 2013, with all remaining principal and accrued interest due March 7, 2013. The loan is secured by Guarantees of the Registrant's President and the Registrant's Secretary-Treasurer and by certain equipment.
In connection with the Guarantees, the Registrant issued a total of 1,500,000 shares of common stock (750,000 shares to the Registrant's President, 750,000 shares to the Registrant's Secretary-Treasurer) in exchange for a total of $150,000 nonrecourse stock subscriptions receivable ($75,000 from the Registrant's President and $75,000 from the Registrant's Secretary-Treasurer).


SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLE HOLDING CORP.
(Registrant)

May 29, 2002

                          /s/ George R. Hebert
                          George R. Hebert
                          President



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